UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2014 (August 15, 2014)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA 70433
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (985) 335-1500
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2014, Anthony J. Navarra, Globalstar’s President, Space Operations, notified the company of his intent to retire effective October 2, 2014. The Company and Mr. Navarra have entered into a consultant agreement, effective as of the same date, whereby Mr. Navarra will serve as a part-time consultant (at approximately 20% of his time) to the company for one year. The principal terms of the agreement provide that: Mr. Navarra will be paid at his current salary through October 1, 2014; Mr. Navarra will be eligible for payment under the 2014 Executive Bonus Plan as if his employment had continued through December 31, 2014; Mr. Navarra will receive $6,000 per month, plus up to $850 per month for insurance premiums, during the consulting period; Mr. Navarra will be eligible for the 2015 Executive Bonus Plan equal to 20% of the level for senior executives; and all of Mr. Navarra’s equity awards will continue to vest as scheduled during the consulting period.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release dated August 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ James Monroe III
James Monroe III
Chairman and
Chief Executive Officer

Date: August 21, 2014